Adoption Agreement #002
                           Letter Serial No. D346279a

                   Nonstandardized Money Purchase Pension Plan

Nonstandardized Money Purchase Pension Plan Features - Maximum employer contributions - Ability to exclude classifications of employees - May enforce last-day requirement for employer contribution - Allows integrated contribution formula

                                  Provided by:
                               The Financial Funds

                            Managed & Distributed by
                            INVESCO Funds Group, Inc.
                                   Custodian:
                              INVESCO Trust Company
                         A Subsidiary of INVESCO MIM PLC




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Your Adoption  Agreement and Basic Plan Document  together  constitute the rules and parameters under which your retirement program will operate. Each section of the Adoption Agreement requires the employer to make a selection. Whenever
possible   (balancing   complexity  and  space  constraints)  we  have  provided
instructions to the left of key selections. These instructions are intended to assist you, the employer, in choosing the optional provisions for your retirement program. They are not intended to substitute or replace competent advice from your legal counsel or accountant. If further clarification is necessary, contact your advisors or INVESCO Trust Company. We recommend that you obtain the advice of your legal or tax advisor before you sign this Adoption Agreement.



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                             ADOPTION AGREEMENT #002
                       NONSTANDARDIZED MONEY PURCHASE PLAN

The  undersigned,   _______________________________________   ("Employer"),   by
executing this Adoption Agreement, elects to become a participating Employer in the INVESCO Trust company Defined Contribution Master Plan (basic plan document #01) by adopting the accompanying Plan and Trust in full as if the Employer were a signatory to that Agreement. The employer makes the following elections granted under the provisions of the Master Plan.

                                    ARTICLE I
                                   DEFINITIONS

1.02 TRUSTEE. The Trustee executing this Adoption Agreement is:
(Choose (a) or (b))

(a) A discretionary Trustee, See Section 10.03[A] of the Plan.

(b) A nondiscretionary Trustee. See Section 10.03[B] of the
Plan. [Note: The Employer may not elect Option (b) if a Custodian executes the Adoption Agreement.]

1.03 PLAN. The name of the Plan as adopted by the Employer is
---------------------------------------------------------------.

1.07 EMPLOYEE. The following Employees are not eligible to participate in the Plan: (Choose (a) or at least one of (b) through (g))

(a) No exclusions.

(b) Collective bargaining employees (as defined in Section 1.07 of the Plan). [Note: If the Employer excludes union employees from the Plan, the Employer must be able to provide evidence that retirement benefits were the subject of good faith bargaining.]

(c) Nonresident aliens who do not receive any earned income (as defined in Code ss.911(d)(2)) from the Employer which constitutes United States source income (as defined in Code ss.911(d)(2)) from the Employer which constitutes United States source income (as defined in Code ss.861(a)(3)).

(d) Commission Salesmen.

(e) Any Employee compensated on a salaried basis.

(f) Any Employee compensated on an hourly basis.

(g) (Specify)

Leased Employees. Any Leased Employee treated as an Employee under Section 1.31 of the Plan, is: (Choose (h) or (i))


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(h) Not eligible to participate in the Plan.

(i) Eligible to participate in the Plan, unless excluded by reason of an exclusion classification elected under this Adoption Agreement Section 1.07.

Related Employers. If any member of the Employer's related group (as defined in Section 1.30 of the Plan) executes a Participation Agreement to this Adoption
Agreement, such member's Employees are eligible to participate in this Plan, unless excluded by reason of an exclusion classification elected under this Adoption Agreement Section 1.07. In addition: (Choose (j) or (k))

(j) No other related group member's Employees are eligible to participate in the Plan.

(k) The following nonparticipating related group member's Employees are eligible to  participate  in the Plan unless  excluded by reason of an exclusion
classification   elected   under   this   Adoption   Agreement   Section   1.07:
_______________________________

1.12 COMPENSATION

Treatment of elective contributions. (Choose (a) or (b))

(a) "Compensation" includes elective contributions made by the Employer on the Employee's behalf.

(b) "Compensation" does not include elective contributions.

Modifications to Compensation definition. (Choose (c) or at least one of (d) through (j))

(c) No modifications other than as elected under Options (a) or (b).

(d) The plan excludes Compensation in excess of $_____________.

(e) In lieu of the definition in Section 1.12 of the Plan, Compensation means any earnings reportable as W-2 wages for Federal income tax withholding purposes, subject to any other election under this Adoption Agreement Section 1.12.

(f) The Plan excludes bonuses.

(g) The Plan excludes overtime.

(h) The Plan excludes Commissions.

(i) The Plan excludes Compensation from a related employer (as defined in Section 1.30 of the Plan) that has not executed a Participation Agreement in this Plan unless, pursuant to Adoption Agreement section 1.07, the Employees of that related employer are eligible to participate in this Plan.


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(j) (Specify) _______________________________________________.

If, for any Plan Year, the Plan uses permitted disparity in the contribution or allocation formula elected under Article III, any election of Options (f), (g),
(h) or (j) is ineffective for such Plan Year with respect to any Nonhighly Compensated Employee.

1.17 PLAN YEAR/LIMITATION YEAR.

Plan Year. Plan Year means: (Choose (a) or (b))

(a) The 12 consecutive month period ending every _____________.

(b) (Specify) ________________________________________________.

Limitation Year. The Limitation Year is: (Choose (c) or (d))

(c) The Plan Year.

(d) The 12 consecutive month period ending every ______________.

1.18 EFFECTIVE DATE.

New Plan. The "Effective Date" of the Plan is __________________.

Restated Plan. The restated Effective Date is _________________.

This Plan is a substitution and amendment of an existing retirement plan(s) originally established _____________________.
(Note: See the Effective Date Addendum.)

1.27 HOUR OF SERVICE. The crediting method for Hours of Service is: (Choose (a) or (b))

(a) The actual method.

(b) The ___________________________ equivalency method, except:

         (1) No exceptions.

         (2) The actual method applies for purposes of: (Choose at least one)

                  (i)  Participation under Article II.

                  (ii) Vesting under Article V.

                  (iii)Accrual of benefits under Section 3.06.

[Note: On the blank line, insert "daily," "weekly," "semi-monthly payroll periods" or "monthly."]



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1.29 SERVICE FOR PREDECESSOR EMPLOYER. In addition to the
predecessor service the Plan must credit by reason of Section
1.29 of the Plan, the Plan credits Service with the following predecessor employer(s): _____________________________________
______________________________________________________________.
Service with the designated predecessor employer(s) applies:
(Choose at least one of (a) or (b); (c) is available only in addition to (a) or (b))

(a) For purposes of participation under Article II.

(b) For purposes of vesting under Article V.

(c) Except the following Service: ____________________________.

[Note: If the Plan does not credit any predecessor service under this provision, insert "N/A" in the first blank line. The Employer may attach a schedule to this Adoption Agreement, in the same format as this Section 1.29, designating additional predecessor employers and the applicable service crediting elections.]

1.31 LEASED EMPLOYEES. If a Leased Employee is a Participant in the Plan and also participates in a plan maintained by the leasing organization: (Choose (a) or (b))

(a) The Advisory  Committee will determine the Leased  Employee's allocation  of Employer  contributions  under  Article  III without  taking into
account  the  Leased   Employee's   allocation,   if  any,   under  the  leasing
organization's plan.

(b) The Advisory committee will reduce a Leased Employee's allocation of Employer contributions under this Plan by the Leased Employee's allocation under the leasing organization's plan, but only to the extent that allocation is attributable to the Leased Employee's service provided to the Employer. The leasing organization's plan:

         (1) Must be a money purchase plan which would satisfy the definition under Section 1.31 of a safe harbor plan, irrespective of whether the safe harbor exception applies.

         (2) Must  satisfy the  features  and, if a defined  benefit  plan,
         the method  of  reduction   described  in  an  addendum  to  this
         Adoption Agreement, numbered 1.31.


                                   ARTICLE II
                              EMPLOYEE PARTICIPANTS

2.01 ELIGIBILITY.

Eligibility conditions. To become a Participant in the Plan, an Employee must satisfy the following eligibility conditions:
(Choose (a) or (b) or both)



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(a) Attainment of age ___________________ (specify age, not exceeding 21).

(b) Service requirement. (Choose one of (1) through (4))

         (1) One Year of Service.

         (2) Two Years of Service, without an intervening Break in Service. See Section 2.03(A) of the Plan.

         (3) ________________ months (not exceeding 24) following the Employee's Employment Commencement Date.

         (4) One Hour of Service.

Plan Entry Date. "Plan Entry Date" means the Effective Date and:
(Choose (c), (d) or (e))

(c) Semi-annual Entry Dates. The first day of the Plan Year and the first day of the seventh month of the Plan Year.

(d) The first day of the Plan Year.

(e) (Specify entry dates) ____________________________________.

Time of Participation. An Employee will become a Participant, unless excluded under Adoption Agreement Section 1.07, on the Plan Entry Date (if employed on that date): (Choose (f), (g) or
(h))

(f) immediately following

(g) immediately preceding

(h) nearest __________________________________________________
         the date the Employee completes the eligibility conditions described in Options (a) and (b) of this Adoption Agreement
Section 2.01. [Note: The Employer must coordinate the selection of (f), (g) or (h) with the "Plan Entry Date" selection in (c),
(d) or (e). Unless otherwise excluded under Section 1.07, the Employee must become a Participant by the earlier of: 91) the first day of the Plan Year beginning after the date the Employee completes the age and service requirements of Code ss.410(a); or
(2) 6 months after the date the Employee completes those requirements.]

Dual eligibility. The eligibility conditions of this Section 2.01 apply to: (Choose (i) or (j))

(i) All Employees of the Employer, except: (Choose (1) or (2))

         (1) No exceptions.

         (2) Employees who are Participants in the Plan as of the Effective Date.

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(j) Solely to an Employee employed by the Employer after  ________________.
If the Employee was employed by the Employer on or before the specified date, the Employee will become a Participant: (Choose (1), (2) or (3))

         (1) On the latest of the Effective  Date, his  Employment
         Commencement Date or the date he attains age ___________ (not to exceed
         21).

         (2) Under the eligibility conditions in effect under the Plan prior to the restated Effective Date. [For restated plans only]

         (3) (Specify) ____________________________________________.

2.02 YEAR OF SERVICE - PARTICIPATION.

Hours of Service. An Employee must complete: (Choose (a) or (b))

(a) 1,000 Hours of Service

(b) ___________ Hours of Service during an eligibility computation period to receive credit for a Year of Service.
[Note: The Hours of Service requirement may not exceed 1,000.]

Eligibility computation period. After the initial eligibility computation period described in Section 2.02 of the Plan, the Plan measures the eligibility computation period as: (Choose (c) or (d))

(c) The 12 consecutive month period beginning with each anniversary of an Employee's Employment Commencement Date.

(d) The Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date.

2.03 BREAK IN SERVICE - PARTICIPATION. The Break in Service rule described in Section 2.03(B) of the plan: (Choose (a) or (b))

(a) Does not apply to the Employer's Plan.

(b) Applies to the Employer's Plan.

2.06 ELECTION NOT TO PARTICIPATE. The Plan: (Choose (a) or (b))

(a) Does not permit an eligible Employee or a Participant to elect not to participate.

(b) Does permit an eligible Employee or a Participant to elect not to participate in accordance with Section 2.06 and with the following rules: (Complete (1), (2) (3) and (4))


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         (1) An  election  is  effective  for Plan  Year if filed no later than ________________.

         (2) An election not to participate must be effective for at least ___________________ Plan Year(s).

         (3) Following  a   re-election   to   participate,   the  Employee
         or Participant:

                  (i) May not again elect not to participate for any subsequent Plan Year.

                  (ii) May again elect not to participate, but not earlier than the ___________ Plan Year following the Plan Year in which the re-election first was effective.

         (4) (Specify)   ____________________________________________
         [Insert "N/A" if no other rules apply].


                                   ARTICLE III
                     EMPLOYER CONTRIBUTIONS AND FORFEITURES

3.01 AMOUNT. The amount of the Employer's annual contribution to the Trust will equal: (Choose (a), (b), (c), (d) or (e); (f) is mandatory if the Employer elects (b) or (c), or Adoption Agreement Section 3.04(b)(2))

(a) Nonintegrated Contribution Formula. ___________% of each Participant's Compensation for the Plan Year.

(b) Integrated Contribution Formula. (Complete both percentages) _____% of each Participant's Compensation for the Plan Year in excess of the Integration Level. [Note: The second percentage may not exceed the lesser of the first percentage or the applicable percentage described in the Maximum Disparity Table.]

(c) Step-rate Integrated Contribution Formula. (Complete both percentages) ___________% of each Participant's Compensation for the Plan Year which does not exceed the Integration Level, plus __________________% of each Participant's Compensation for the Plan Year in excess of the Integration Level. [Note: The difference between the second percentage and the first percentage may not exceed the lesser of the first percentage or the applicable percentage described in the Maximum Disparity Table.]

(d) Flat Contribution Formula. (Choose (1), (2) or (3); (4) is optional only in addition to (2) or (3))

         (1) $_____________, subject to the limitations of Part 2 of
         Article III of the Plan.

         (2) For each Participant, $_______________ for each
         ________________________________________________________.


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         (3) For  each   Participant,   _________%  of  Compensation  for  each
         _____________________________________________________.

         (4) The contribution on behalf of any Participant: (Choose
         (i) or (iii)

                  (i)  May not exceed _____________________________.

                  (ii) May not be less than _______________________.

(e) Frozen Plan Formula. This Plan is a frozen Plan effective ________________. The Employer will not contribute to the Plan with respect to any period following that stated date.

(f) Integration Level. The Integration Level under the Plan is:
(Choose (1) or (2))

         (1) __________% (not exceeding 100%) of the taxable wage base, as determined under Section 230 of the Social Security Act in effect on the first day of the Plan Year. (Choose any combination of (i) and (ii) or choose (iii))

                  (i) Rounded to _____________ (but not exceeding the taxable wage base).

                  (ii) But not greater than $_________________.

                  (iii)Without any further adjustment or limitation.

         (2) $______________ [Note: Not exceeding the taxable wage base for the Plan Year in which this Adoption Agreement first is effective.

Maximum Disparity Table. For purposes of Options (b) and (c) and
Adoption Agreement Section 3.04(b)(2), the applicable percentage is:

Integration Level (as                                                 Applicable
percentage of taxable wage base)                                      Percentage

100%                                                                        5.7%

More than 80% but less than 100%                                            5.4%

More than 20% (but not less than
$10,001) and not more than 80%                                              4.3%

20% (or $10,000, if greater) or less                                        5.7%

Application of contribution formula. The Employer will determine its contribution under Options (a), (b), (c) or (d) by taking into account only the Participants who satisfy the conditions under Section 3.06 for an allocation of Employer contributions and only the Participant's Compensation taken into account under Section 3.06. The Employer contribution on behalf of a Participant may not exceed the Participant's annual additions limitation described in Part 2 of Article III, even if the contribution formula otherwise would require a larger contribution. The Employer will reduce its contribution for a Plan Year if an allocation offset elected by the Employer under Section 3.04 requires reduction of that contribution.

Coordination with defined benefit plan. If the Employer maintains a defined benefit plan under which at least one Participant in this Plan participates, the Employer will determine its contribution under Options (a), (b), (c) or (d) by reducing the total contribution, if necessary, to equal the maximum deductible amount under Code ss.404(a)(7). If the Employer must reduce its contribution, the Employer determines its contribution with respect to each Participant by adjusting each percentage under Options (a), (b), (c) or (d) by the same ratio as the reduced total Employer contribution for the Plan Year bears to the total Employer contribution determined without application of Code ss.404(a)(7). The Employer may modify this paragraph by attaching an addendum to this Adoption Agreement, numbered 3.01, setting forth the modified provision.

Related Employers. Unless obligated by the joint and several liability provisions of the Code or of ERISA, a related group member, as defined in
Section 1.30 of the Plan, may not contribute to this Plan unless it executes a Participation Agreement, even if its Employees are Participants in the Plan. The signatory Employer and any Participating Employer(s) will satisfy the annual contribution under this Section 3.01 as agreed upon by those Employers. A Participating Employer may attach a schedule to this Adoption Agreement, in the same format as this Section 3.01 and Section 3.04, designating separate contribution and allocation formulas. If a Participating Employer attaches a separate contribution/allocation schedule, the contributions, and attributable Participant forfeitures, made by that Participating Employer are allocable only to the Employees of that Participating Employer. If a Participant receives Compensation from more than one contributing Employer and that Participant is subject to two or more contribution/allocation formulas, the Advisory Committee will apply the contribution/allocation formulas, the Advisory Committee will apply the contribution/allocation formulas by prorating among the separate formulas the Participant's Compensation and any integration level applicable to the Participant.

3.04 CONTRIBUTION ALLOCATION

Method of Allocation. (Choose (a) or (b); (c) is optional to (a) or (b))

(a) Incorporation of Contribution Formula. Subject to any restoration allocation required under Section 5.04, the Advisory Committee will allocate and credit



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each  annual  Employer  contribution  to the  account  of each  Participant  who satisfies the conditions of Section 3.06, in accordance with the contribution formula adopted by the Employer under Adoption Agreement Section 3.01. [Note:
The Employer must elect this Option (a) if it elects Adoption Agreement Section 3.01(b), (c), (d)(2) or (d)(3). The Employer may not elect this Option (a) with Adoption Agreement Section 3.01(d)(1).]

(b) Allocation Formula Different From Contribution Formula. (Choose (1) or (2)) [Note: The Employer must elect this Option (b) if it elected Adoption Agreement
Section 3.01(d)(1). The Employer may not elect this Option (b) if it elected Adoption Agreement Section 3.01(b), (c), (d)(2) or (d)(3).

         (1) Nonintegrated Allocation Formula. The Advisory Committee will allocate the annual Employer contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

         (2) Two-Tiered Integrated Allocation Formula - Maximum Disparity. First, the Advisory Committee will allocate the annual Employer contributions in the same ratio that each Participant's Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation plus Excess Compensation, must not exceed the applicable percentage (5.6% or 4.3%) listed under the Maximum Disparity Table in Adoption Agreement Section 3.01. A Participant's "Excess Compensation" is his Compensation for the Plan Year in excess of the Integration Level elected under Adoption Agreement Section 3.01(f).

         The Advisory Committee then will allocate any remaining Employer contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

(c)  Allocation  offset.  The  Advisory  Committee  will reduce a  Participant's allocation otherwise made under this Section 3.04 by the Participant's allocation under the following qualified plan(s) maintained by the Employer:
________________________________________________________________________________
_______________________________________________________________________________.

         (1) By treating the term "Employer contribution" as including all amounts paid or accrued by the Employer during the Plan Year to the qualified plan(s) referenced under this Option (c). If a Participant under this Plan also participates in that other plan, the Advisory Committee will treat the amount the Employer contributes for or during a Plan Year on behalf of a Particular Participant under such other plan as an amount allocated under this Plan to that Participant's Account for that Plan Year. The Advisory Committee will make the computation of allocation required under the immediately preceding sentence before making any allocation required by this Section 3.04.

         (2) In accordance with the formula provided in an addendum to this Adoption Agreement, numbered 3.04(c).

          Top Heavy Minimum Allocation - Method of Compliance. If a Participant's allocation under this Section 3.04 is less than the top heavy minimum allocation to which he is entitled under Section 3.04(B): (Choose (d) or (e))

(d) the Employer will make any necessary additional contribution to the Participant's Account, as described in Section 3.04(B)(7)(a) of the Plan.

(e) The Employer will satisfy the top heavy minimum allocation under the following plan(s) it maintains: ______________________. However, the Employer will make any necessary additional contribution to satisfy the top heavy minimum allocation for an Employee covered only under this Plan and not under the other plan(s) designated in this Option (e). See Section 3.04(B)(7)(b) of the Plan.

If the Employer maintains another plan, the Employer may provide in an addendum to this Adoption Agreement, numbered Section 3.04, any modifications to the Plan necessary to satisfy the top heavy requirements under Code ss.416.

3.05 FORFEITURE ALLOCATION. Subject to any restoration allocation required under Sections 5.04 or 9.14, the Advisory Committee will allocate a Participant forfeiture: (Choose (a) or (b); (c) is optional in addition to (a) or (b))

(a) Reduction of Employer contribution. In accordance with Section 3.04, to reduce the Employer contribution for the Plan Year: (Choose (1) or (2))

         (1) in which the forfeiture occurs.

         (2) immediately following the plan Year in which the forfeiture occurs.

(b) Increased allocation. In addition to the Employer contribution for the Plan Year in which the forfeiture occurs. The Advisory Committee will allocate the Participant forfeitures for a Plan Year to the Account of each Participant who satisfies the conditions of Section 3.06: (Choose (1) or (2))

         (1) in the same ratio that such Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

         (2) as an Employer contribution for the Plan Year, in accordance with Option (b) of Adoption Agreement Section 3.04, as if the Participant forfeiture were an additional Employer contribution for that Plan Year.

(c) First to reduce the Plan's ordinary and necessary administrative expenses for the Plan Year, and then will allocate any remaining forfeitures in the manner described in Option (a) or in Option (b), whichever applies.

3.06 ACCRUAL OF BENEFIT.

Compensation Taken Into Account. For the Plan Year in which the Employee first becomes a Participant, the Advisory Committee will determine the contribution/allocation under Adoption Agreement Sections 3.01 and 3.04 by taking into account: (Choose (a) or (b))

(a) The Employee's Compensation for the entire Plan Year.

(b) The Employee's Compensation for the portion of the Plan Year in which the Employee actually is a Participant in the Plan.

Accrual  Requirements.  Subject to the  suspension  of accrual  requirements  of
Section 3.06(E) of the Plan, to receive an allocation of Employer contributions and Participant forfeitures, if any, for the Plan Year, a Participant must satisfy the conditions described in the following elections: (Choose (c), or at least one of (d) through (f)

(c) Safe harbor rule. If the Participant is employed by the Employer on the last day of the Plan Year, the Participant must complete at least one Hour of Service for that Plan Year. If the Participant is not employed by the Employer on the last day of the Plan Year, the Participant must complete at least 501 Hours of Service during the Plan Year.

(d) Hours of Service condition. The Participant must complete the following minimum number of Hours of Service for the Plan Year: (Choose at least one of (1) through (4))

         (1) 1,000 Hours of Service.

         (2) (Specify,  but the number of Hours of Service may not exceed 1,000)
         _____________________________________.

         (3) No Hour of Service requirement if the Participant terminates employment during the Plan Year on account of: (Choose at least one of (i) through iii))

                  (i)  Death.

                  (ii) Disability.

                  (iii)Attainment of Normal Retirement Age in the current Plan Year or in a prior Plan Year.

         (4) _________________ Hours of Service (not exceeding 1,000) if the Participant terminates employment with the Employer during the Plan Year, subject to any election in Option (3).

(e) Employment condition. The Participant must be employed by the Employer on the last day of the Plan Year, irrespective of whether he satisfies any Hours of Service condition under Option (c), unless his employment terminates because of:
(Choose (1) or at least one of (2) through (4))

         (1) No exceptions.

         (2) Death.

         (3) Disability.

         (4) Attainment of Normal Retiement Age in the current Plan Year or in a prior Plan Year.

(f) (Specify other conditions, if applicable):
         _____________________________________________________.

Suspension of Accrual  Requirements.  The suspension of accrual  requirements of
Section 3.06(E) of the Plan: (Choose (g), (h) or (i))

(g) Applies to the Employer's Plan.

(h) Does not apply to the Employer's Plan.

(i) Applies in modified form to the Employer's Plan, as described in an addendum to this Adoption Agreement, numbered Section 3.06(E).

3.15 MORE THAN ONE PLAN LIMITATION. If the provisions of Section 3.15 apply, the Excess Amount attributed to this Plan equals:
(Choose (a), (b) or (c))

(a) The product of:

         (i) the total Excess Amount allocated as of such date (including any amount which the Advisory Committee would have allocated but for the limitations of Code ss.415, times

         (ii) the ratio of (1) the amount allocated to the Participant as of such date under this Plan divided by (2) the total amount
         allocated  as  of  such  date  under  all  qualified   defined
         contribution   plans   (determined   without   regard  to  the
         limitations of Code ss.415).

(b) The total Excess Amount.

(c) None of the Excess Amount.

3.18 DEFINED BENEFIT PLAN LIMITATION.

Application of limitation. The limitation under Section 3.18 of the Plan: (Choose (a) or (b))

(a) Does not apply to the Employer's Plan because the Employer does not maintain and never has maintained a defined benefit plan covering any Participant in this Plan.

(b) Applies to the Employer's Plan. To the extent necessary to satisfy the limitation under Section 3.18, the Employer will reduce: (Choose (1) or (2))

         (1) The Participant's projected annual benefit under the defined benefit plan under which the Participant participates.

         (2) Its contribution or allocation on behalf of the Participant to the defined contribution plan under which the Participant participates and then, if necessary, the Participant's projected annual benefit under the defined benefit plan under which the Participant participates.

[Note: If the Employer selects (a), the remaining options in this Section 3.18 do not apply to the Employer's Plan.]

Coordination with top heavy minimum allocation. The Advisory Committee will apply the top heavy minimum allocation provisions of Section 3.04(B) of the Plan with the following modifications:
(Choose (c) or at least one of (d) and (e))

(c) No modifications.

(d) For Non-Key Employees participating only in this Plan, the top heavy minimum allocation is the minimum allocation described in Section 3.04(B) determined by substituting _________% (not less than 4%) for "3%", except: (Choose (i) or (ii))

         (i)  No exceptions.

         (ii) Plan Years in which the top heavy ratio exceeds 90%.

(e) For Non-Key Employees also participating in the defined benefit plan, the top heavy minimum is: (Choose (1) or (2))

         (1) 5% of Compensation (as determined under Section 3.04(B) of the Plan) irrespective of the contribution rate of any Key Employee, except: (Choose (i) or (ii))

                  (i)  No exceptions.

                  (ii) Substituting "7 1/2%" for "5%" if the top heavy ratio does not exceed 90%.

         (2) 0%. [Note: The employer may not select this Option (2) unless the defined benefit plan satisfies the top heavy minimum benefit requirements of Code ss.416 for these Non-Key Employees.]

Actuarial Assumptions for Top Heavy Calculation. To determine the top heavy ratio, the Advisory Committee will use the following interest rate and mortality assumptions to value accrued benefits under a defined benefit plan:
_______________________________________________________________________________.

If the elections under this Section 3.18 are not appropriate to satisfy the limitations of Section 3.18, or the top heavy requirements under Code ss.416, the Employer must provide the appropriate provisions in an addendum to this Adoption Agreement.


                                    ARTICLE V
                  TERMINATION OF SERVICE - PARTICIPANT VESTING

5.01 NORMAL RETIREMENT. Normal Retirement Age under the Plan is:
(Choose (a) or (b))

(a)  ____________________ [State age, but may not exceed age 65.]

(b) The later of the date the Participant attains __________ years of age or the _________ anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan. [The age selected may not exceed age 65 and the anniversary selected may not exceed the 5th.]

5.02 PARTICIPANT DEATH OR DISABILITY. The 100% vesting rule under Section 5.02 of the Plan: (Choose (a) or choose one or both of (b) and (c))

(a) Does not apply.

(b) Applies to death.

(c) Applies to disability.

5.03 VESTING  SCHEDULE.  The Employer  elects the  following  vesting  schedule:
(Choose (a) or (b); (c) and (d) are available only in addition to (b))

(a) Immediate vesting. 100% Nonforfeitable at all times. [Note: The Employer must elect Option (a) if the eligibility conditions conditions under Adoption Agreement Section 2.01(b) require 2 years of service or more than 12 months of employment.]

(b) Graduated Vesting Schedules.


    Top Heavy Schedule                            Non Top Heavy Schedule
       (Mandatory)                                     (Optional)

Years of                 Nonforfeitable     Years of              Nonforfeitable
Service                      Percentage     Service                   Percentage

Less than 1                     _______     Less than 1                  _______
          1                     _______               1                  _______
          2                     _______               2                  _______
          3                     _______               3                  _______
          4                     _______               4                  _______
          5                     _______               5                  _______
          6 or more             _______               6                  _______
                                              7 or more                  _______

(c) Minimum vesting. A Participant's Nonforfeitable Accrued Benefit will never be less than the lesser of $__________ or his entire Accrued Benefit, even if the application of the graduated vesting schedule under Option (b) would result in a small Nonforfeitable Accrued Benefit.

[Note: Under Option (b), the Employer must complete a Top Heavy Schedule which satisfies Code ss.416. The Employer, at its option, may complete a Non Top Heavy Schedule. The Non Top Heavy Schedule must satisfy Code ss.411(a)(2). Also see
Section 7.05 of the Plan.]

(d) The Top Heavy Schedule under Option (b) applies: (Choose (1) or (2))

         (1) Only in a Plan Year for which the Plan is top heavy.

         (2) In the Plan Year for which the Plan first is top heavy and then in all subsequent Plan Years. [Note: The Employer may not elect Option (d) unless it has completed a Non Top Heavy Schedule.]

Life Insurance Investments. The Participant's Accrued Benefit attributable to insurance contracts purchased on his behalf under Article XI is: (Choose (e) or (f))

(e) Subject to the vesting election under Options (a) or (b).

(f) 100% Nonforfeitable at all times, irrespective of the vesting election under Option (b).

5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/RESTORATION OF FORFEITED ACCRUED BENEFIT. The deemed cash-out rule described in Section 5.04(C) of the Plan: (Choose (a) or (b))

(a)  Does not apply.

(b)  Will  apply  to  determine  the  timing  of   forfeitures   for  0%  vested
Participants.

5.06 YEAR OF SERVICE - VESTING.

Vesting computation period. The Plan measures a Year of Service on the basis of the following 12 consecutive month periods:
(Choose (a) or (b))

(a) Plan Years.

(b) Employment Years. An Employment Year is the 12 consecutive month period measured from the Employee's Employment Commencement Date and each successive 12 consecutive month period measured from each anniversary of that Employment Commencement Date.

Hours of Service. The minimum number of Hours of Service an Employee must complete during a vesting computation period to receive credit for a Year of Service is: (Choose (c) or (d))

(c) 1,000 Hours of Service.

(d) __________ Hours of Service. [Note: The Hours of Service requirement may not exceed 1,000.]

5.08 INCLUDED YEARS OF SERVICE - VESTING. The Employer specifically excludes the following Years of Service: (Choose (a) or at least one of (b) through (e))

(a) None other than as specified in Section 5.08(a) of the Plan.

(b) Any Year of Service before the Participant attained the age of _________________. [Note: The age selected may not exceed age
18.]

(c) Any Year of Service during the period the Employer did not maintain this Plan or a predecessor plan.

(d) Any Year of Service before a Break in Service if the number of consecutive Breaks in Service equals or exceeds the greater of 5 or the aggregate number of the Years of Service prior to the Break. This exception applies only if the Participant is 0% vested in his Accrued Benefit derived from Employer contributions at the time he has a Bread in Service. Furthermore, the aggregate number of Years of Service before a Break in Service do not include any Years of Service not required to be taken into account under this exception by reason of any prior Break in Service.

(e) Any Year of Service earned prior to the effective date of ERISA if the Plan would have disregarded that Year of Service on account of an Employee's Separation from Service under a Plan provision in effect and adopted before January 1, 1974.

                                   ARTICLE VI
                     TIME AND METHOD OF PAYMENTS OF BENEFITS

Code ss.(d)(6) Protected Benefits. The elections under this Article VI may not eliminate Code ss.411(d)(6) protected benefits. To the extent the elections would eliminate a Code ss.411(d)(6) protected benefit, see Section 13.02 of the Plan. Furthermore, if the elections liberalize the optional forms of benefit under the Plan, the more liberal options apply on the later of the adoption date or the Effective Date of this Adoption Agreement.

6.01 TIME OF PAYMENT OF ACCRUED BENEFIT.

Distribution date. A distribution date under the Plan means
___________________________________________________________.
[Note: The Employer must specify the appropriate date(s). The specified distribution dates primarily establish annuity starting dates and the notice and consent periods prescribed by the Plan. The Plan allows the Trustee an administratively practicable period of time to make the actual distribution relating to a particular distribution date.]

Nonforfeitable Accrued Benefit Not Exceeding $3,500. Subject to the limitations of Section 6.01(A)(1), the distribution date for distribution of a Nonforfeitable Accrued Benefit not exceeding $3,500 is: (Choose (a), (b), (c),
(d) or (e))

(a)  _________________  of the  ______________  Plan  Year  beginning  after the
Participant's Separation from Service.

(b) _________________ following the Participant's Separation from Service.

(c) ___________________   of  the  Plan  Year  after  the  Participant  incurs
___________________ Break(s) in Service (as defined in Article V).

(d) ____________________ following the Participant's attainment of Normal Retirement Age, but not earlier than _____________ days following his Separation from Service.

(e) (Specify) ______________________________________________.

Nonforfeitable Accrued Benefit Exceeds $3,500. See the elections under Section 6.03.

Disability. The distribution date, subject to Section 6.01(A)(3), is: (Choose (f), (g) or (h))

(f) ______________________________________  after  the  Participant  terminates employment because of disability.

(g) The same as if the Participant had terminated employment without disability.

(h) (Specify) ______________________________________________.

Hardship. (Choose (i) or (j)

(i) The Plan does not permit a hardship distribution to a Participant who has separated from Service.

(j) The Plan permits a hardship distribution to a Participant who has separated from Service in accordance with the hardship distribution policy stated in:
(Choose (1) or (2))

         (1) Section 6.01(A)(4) of the Plan.

         (2) The addendum to this Adoption Agreement, numbered Section 6.01, in lieu of the policy stated in Section 6.01(A)(4) of the Plan.

Default on a Loan. If a Participant or Beneficiary defaults on a loan made pursuant to a loan policy adopted by the Advisory Committee pursuant to Section 9.04, the Plan: (Choose (k), (l) or (m))

(k) Treats the default as a distributable event only if the Participant has incurred a Separation from Service or has attained Normal Retirement Age. If either condition applies, the Trustee, at the time of the default or, if later, at the time either condition first occurs, will reduce the Participant's nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit.

(l) Does not treat the default as a distributable event. When an otherwise distributable event first occurs pursuant to Section 6.01 or Section 6.03 of the Plan, the Trustee will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit.

(m) (Specify) _______________________________________________.
[Note: Option (m) may not treat default as a distributable event earlier than the Participant's Separation from Service unless the Participant has attained Normal Retirement Age.]

6.02 METHOD OF PAYMENT OF ACCRUED  BENEFIT.  The Advisory  Committee  will apply
Section 6.02 of the Plan with the following modifications: (Choose (a) or at least one of (b), (c) and (d))

(a) No modifications.

(b) Except as required under Section 6.01 of the Plan, a lump sum distribution is not available: _________________________.

(c) An installment distribution: (Choose (1) or at least one of (2) or (3))

         (1) Is not available under the Plan.

         (2) May not exceed the lesser of ________________ years or the maximum period permitted under Section 6.02.

         (3) (Specify) ___________________________________________.

(d) The Plan permits the following annuity options: ___________.
[Note: The Employer may specify additional annuity options in an addendum to this Adoption Agreement, numbered 6.02(d).]

6.03 BENEFIT PAYMENT ELECTIONS.

Participant Elections After Separation from Service. A Participant who is eligible to make distribution elections under Section 6.03 of the Plan may elect to commence distribution of his Nonforfeitable Accrued Benefit: (Choose at least one of (a) through (c))

(a) As of any distribution date, but not earlier than ________________ of the ______________ Plan Year beginning after the Participant's Separation from Service.

(b) As of the  following  date(s):  (Choose at least one of Options  (1) through
(6))

         (1) Any distribution date after the close of the Plan Year in which the Participant attains Normal Retirement Age.

         (2) Any distribution date following his Separation from Service.

         (3) Any distribution date in the _________________ Plan Year(s) beginning after his Separation from Service.

         (4) Any distribution date in the Plan Year after the Participant incurs __________________ Break(s) in Service
         (as defined in Article V).

         (5) Any distribution date following attainment of age ________________ and completion of at least _____________ Years of Service (as defined in Article V).

         (6) (Specify) _________________________________________.

(c) (Specify) ______________________________________________.

Participant Elections Prior to Separation from Service. Subject to the restrictions of Article VI, the following distribution options apply under the Employer's Plan prior to a Participant's Separation from Service. (Choose (d) or at least one of (e) and (f)

(d) No distribution options prior to Separation from Service.

(e) Attainment of Normal Retirement Age. Until he retires, the Participant has a continuing election to receive all or any portion of his Nonforfeitable Accrued Benefit after he attains Normal Retirement Age.

(f)  Specify)  ____________________________________.  [Note:  Option (f) may not
permit in service distributions prior to attainment of Normal Retirement Age.]


                                   ARTICLE IX
              ADVISORY COMMITTEE - DUTIES WITH RESPECT TO PARTICI-
                                 PANTS' ACCOUNTS

9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT. If a distribution (other than a distribution from a segregated Account) occurs more than 90 days after the most recent valuation date, the distribution will include interest at: (Choose (a), (b) or (c))

(a) _________________% per annum. [Note: The percentage may equal 0%.)

(b) The 90 day Treasury bill rate in effect at the beginning of the current valuation period.

(c) (Specify) _________________________________________________.


                                    ARTICLE X
                    TRUSTEE AND CUSTODIAN, POWERS AND DUTIES

10.14 VALUATION OF TRUST. In addition to each Accounting Date, the Trustee must value the Trust Fund on the following valuation date(s): (Choose (a) or (b))

(a) No other mandatory valuation dates.

(b) (Specify) _____________________________________________.


                             EFFECTIVE DATE ADDENDUM
                              (Restated Plans Only)

The Employer must complete this addendum only if the restated Effective Date specified in Adoption Agreement Section 1.18 is different than the restated effective date for at least one of the provisions listed in this addendum. In lieu of the restated Effective Date in Adoption Agreement Section 1.18, the following special effective dates apply: (Choose whichever elections apply)

(a) Compensation definition. The Compensation definition of Section 1.12 (other than the $200,000 limitation) is effective for Plan Years beginning after ____________________________. [Note: May not be effective later than the first day of the first Plan Year beginning after the Employer executes this Adoption Agreement to restate the Plan for the Tax Reform Act of 1986, if applicable.]

(b) Eligibility  conditions.  the eligibility  conditions  specified in Adoption
Agreement   Section  2.01  are   effective  for  Plan  Years   beginning   after
______________________________.

(c) Suspension of Years of Service. The suspension of Years of Service rule elected under Adoption Agreement Section 2.03 is effective for Plan Years beginning ___________________________.

(d) Contribution/allocation formula. The contribution formula elected under Adoption Agreement Section 3.01 and the method of allocation elected under
Adoption  Agreement  Section 3.04 is effective  for Plan Years  beginning  after
______________________________________.

(e) Reallocation of Forfeitures.  The reallocation of forfeitures  under Section
3.05  applies to Plan Years  beginning  after  ________________________________.
[Note: The date specified may not be earlier than December 31, 1985.]

(f) Accrual requirements. The accrual requirements of Section 3.06 are effective for Plan Years beginning after _____________________________.

(g) Employment condition. The employment condition of Section 3.06 is effective for Plan Years beginning after _____________________________.

(h) Vesting  Schedule.  The vesting  schedule  elected under Adoption  Agreement
Section    5.03    is    effective    for    Plan    Years    beginning    after
______________________________.

(i) (Specify) ______________________________________________.

For Plan Years prior to the special Effective Date, the terms of the Plan prior to its restatement under this Adoption Agreement will control for purposes of the designated provisions. A special Effective Date may not result in the delay of a Plan provision beyond the permissible Effective Date under any applicable law requirements.

                                 Execution Page

The Trustee (and Custodian, if applicable), by executing this Adoption Agreement, accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee (or Custodian) under the Master Plan and Trust. The Employer hereby agrees to the provisions of this Plan and Trust, and in witness of its agreement, the Employer by its duly authorized officers, has executed this Adoption Agreement, and the Trustee (and Custodian, if applicable) signified its acceptance on this _______________ day of ______________________, 19_____.

Name and EIN of Employer: ____________________________________

Signed: ______________________________________________________

Name(s) of Trustee: __________________________________________

______________________________________________________________

Signed: ______________________________________________________

______________________________________________________________

Name of Custodian: ___________________________________________

Signed: ______________________________________________________

[Note: A Trustee is mandatory, but a Custodian is optional. See
Section 10.03 of the Plan.]

Plan Number. The 3-digit plan number the Employer assigns to this Plan for ERISA reporting purposes (Form 5500 Series) is: ____________.

Use of Adoption Agreement. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer's Plan. The 3-digit number assigned to this Adoption Agreement (see page 1) is solely for the Master Plan Sponsor's recordkeeping purposes and does not necessarily correspond to the plan number the Employer designated in the prior paragraph.

Master Plan Sponsor. The Master Plan Sponsor identified on the first page of the basic plan document will notify all adopting employees of any amendment of this Master Plan of any abandonment or discontinuance by the Master Plan Sponsor of its maintenance of this Master Plan. For inquiries regarding the adoption of the Master Plan, the Master Plan Sponsor's intended meaning of any plan provisions or the effect of the opinion letter issued to the Master Plan Sponsor, please contact the Master Plan Sponsor, please contact the Master Plan Sponsor at the following address and telephone number: INVESCO Trust Company, 7800 E. Union Ave., Denver, Colorado (303) 799-0731.

Reliance on Opinion Letter. The Employer may not rely on the Master Plan Sponsor's opinion letter covering this Adoption Agreement. For reliance on the Plan's qualification, the Employer must obtain a determination letter from the applicable IRS Key District Office.

                            PARTICIPATION AGREEMENT
         For Participation by Related Group Members (Plan Section 1.30)

The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in Section 1.03 of the accompanying Adoption Agreement, as if the Participating Employer were a signatory to that Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Adoption Agreement.

1. The Effective Date of the undersigned Employer's participation in the designated Plan is: __________________________.

2. The undersigned Employer's adoption of this Plan constitutes:

         (a) The adoption of a new plan by the Participating Employer.

         (b) The adoption of an amendment and restatement of a plan currently maintained by the Employer, identified as __________________, and having an original effective date of
         --------------------.

Dated this ________ day of _____________________, 19_________.

Name of Participating Employer: ________________________________

Signed: ________________________________________________________

Participating Employer's EIN:___________________________________

Acceptance by the Signatory Employer to the Execution Page of the Adoption Agreement and by the Trustee.

Name of Signatory Employer: ____________________________________

Accepted: ______________________________________________________
                                     [Date]

Signed: ________________________________________________________

Name(s) of Trustee: ____________________________________________

Accepted: ______________________________________________________
                                     [Date]

Signed: ________________________________________________________

[note: Each Participating Employer must execute a separate
Participation Agreement. See the Execution Page of the Adoption
Agreement for important Master Plan information.]

                              NS MP AA Instructions

Complete the first blank in the paragraph by writing in the business' name in its entirety.

1.02 Trustee

Option (a) should be chosen when the employer will be the trustee. INVESCO Trust Company would then act as Custodian. If option (b) is chosen, INVESCO Trust Company will charge an annual trust fee. Note: See Trustee Comments on page 16 for further explaination of Non-discretionary Trustee.

1.03 Plan

Enter the plan name. Example: ABC Inc. Money Purchase Pension Plan.

1.07 Employee

If you want the plan to cover all types of employees, select option (a). If you want to exclude from the plan any group(s) of employees, select any combination of (b) through (g). When a retirement plan excludes employees in options (d) through (g) from participation, the plan is subject to a minimum coverage test to maintain its "tax qualified" status. Your accounting firm should be notified to perform the test annually.

Leased Employees

You may exclude leased employees from participation (option h). However, the plan must satisfy the coverage rules of Code Section 410(b) and 401(a)(25), consult your legal or financial counsel.

Related Employers

You may exclude related employers from participating in the plan (option j). However, the plan must satisfy the coverage rules of Code Section 410(b) and 401(a)(26), consult your legal or financial counsel.

1.12 Compensation

Treatment of elective contributions - Choose option (a) if you prefer to "add back" employee elective 401(k), contributions to compensation for purposes of allocating employer contributions, forfeitures and for non-discrimination testing.

Modifications to Compensation

Modifications to Compensation - You must choose option (C) or any combination of
(d) through (j). Any exclusion of compensation may result in unallowable discrimination, your accountant may want to test for any discriminatory effect of excluding any type of compensation.

1.17 Plan Year

You must define the "plan year," usually it will follow the business tax year.

Limitation Year - You must define the "limitation year" (12 month period for testing allocations to each employee's account), for administrative convenience it should match the plan year.

1.18 Effective Date

New Plan - Enter the first day of your plan year (usually January 1) and the year.

Restated Plan - Effective date - if you are amending for the Tax Reform Act of 1986 enter: January 1, 1987. If you are amending for another reason, enter the first day of your tax year, example: January 1, 1990. Original established date
- Enter the original effective date of your plan from your prior Adoption Agreement.

1.27 Hours of Service

Choose which method you wish to use for counting hours worked by an employee to accrue benefits. Option (b), the equivalency method, is explained in Section
1.27 of the plan. Option (a) is usually chosen.

1.29 Service for Predecessor Employer

Under this option, you may elect to count service for a predecessor employer when you are not maintaining the plan of the predecessor employer. (Used primarily in the event of a merger or acquisition.)

1.31 Leased Employees

The law requires you to state how your plan would treat a leased employee who could become a participant, even if you don't intend to ever lease employees. Choose option (a) covering the employee without regard to the leasing company's plan or option (b) the reduction method. Usually Option (b)(1) is chosen.

2.01 Eligibility

a. An employee must attain this age to become a participant (cannot exceed age 21).

b. Pick how long (service) an employee must work to become a participant.

Plan Entry - Choose when employees enter the plan for purposes of contributions and benefit accrual. Normally, option (c), semi- annual entry dates, is chosen.

Time of Participation - Choose which plan entry date (before or after) an employee who meets the eligibility requirements will enter the plan. Normally, option (f) is chosen.

Dual Eligibility - This section allows you to include the plan current employees who have not met the eligibility requirements and apply the eligibility requirements to newly hired employees.
Restated plans usually chose (i)(2).

2.02 Years of Service

Option (b) should only be chosen if you wish to require less than 1000 hours to be worked by an employee for eligibility. Usually Option (a) is chosen.

Eligibility   Computation   Period  -  Choose  whether  to  measure   subsequent
eligibility periods on the employee's anniversary or the plan year. Option (d) is chosen for administrative convenience.

2.03 Break In Service

This option may impose a complicated re-entry date for employees who have termination or whose hours were severely cut back. Option (a) is chosen for administrative convenience.

2.06 Election Not To Participate

this option allows employees and participants to elect out of participation. However, these employees are considered when performing all non-discrimination tests. Option (a) is chosen for administrative convenience.

3.01 Contributions and Forfeitures

Amount - The employer must select a definite contribution formula under a money purchase pension plan. Options (a) and (d) are nonintegrated formulas, options
(b) and (c) are integrated formulas.

Option (d) allows the employer to choose a fixed amount for the contribution regardless of compensation (options (d)(1) or (d)(2). Alternatively, the employer may choose a fixed percentage of compensation, based upon units of time, (option (d)(3)). The employer may choose optoin (d)(4) only in addition to options (d)(2) or (d)(3). Option (d)(4) allows the employer to establish both a maximum and/or a minimum contribution.

Options (b) and (c) are two approaches to allowing permitted disparity in he contribution formula. Option (b) applies the first percentage to a participant's total compensation. Option (C) applies the first percentage only to compensation not exceeding an integration level.

3.04 Contribution Allocation

There are two approaches for allocating (dividing up) the contribution to participants. Option (a) mirrors the contribution formula chosen in Section
3.01. Option (a) must be chosen if the employer chose either integrated contribution formula 3.01(a) or (b) of if the employer chose 3.01(d)(2) or
(d)(3).

Option (b) allows the employer to take a "profit sharing" approach to allocating the contribution if the employer chose a fixed percentage or amount in Section
3.01. Under option (b) the employer has the choice of pro-rate (nonintegrated) or a two-tiered integrated formula.

Option (c) is available only in addition to options (a) and (b). Option (c) reduces a participant's allocation under this plan by an amount accrued under the employer's other specified plan.

3.05 Forfeiture Allocation

Choose the method of allocating (dividing up) forfeitures of terminated non-vested participant balances. Option (a) allocates forfeitures to reduce employer contributions. Option (b) allocates forfeitures to increase employer allocations.

3.06 Compensation Taken Into Account

If you wish to count a participant's full year's compensation (even if he or she entered during the year), for contributions choose option (a), if not, choose Option (b).

Accrual Requirements - Specify the service requirements a participant must satisfy to receive an allocation. You may specify an hours of service requirement, waive the service requirement for specific contributions and/or require the participant to be employed on the last day to receive a contribution.

Suspension of Accrual Requirements

This section allows you to suspend some or all of the accrual requirements found in Section 3.06(E) of the plan for participants to receive allocations. This would apply in plan years when a plan may not satisfy coverage and participation requirements. For administrative convenience choose option (g).

3.15 More Than One Plan

This section only applies if you (the employer) maintain another defined contribution plan (e.g.: profit sharing, money purchase, 401(k) or target benefit) that covers at least one participant in this plan.

3.18 Defined Benefit Limitation

Check option (a) if you have never maintained a defined benefit plan for any participants in this plan. If you have or are currently maintaining a defined benefit under option (b), choose which plan's benefit would be reduced if a participant's total allocations for a year were to exceed the allowable limit.

5.01 Normal Retirement Age

Choose what age you (the employer) want the participants to be 100% vested in their benefits, if still employed (normal retirement age).

5.02 Vesting: Death/Disability

You may choose to allow 100% vesting to participants that terminate from service because of death, option (b) or disability, option (c).

5.03 Vesting Schedule

Choose what vesting schedule(s) you want to apply to employer discretionary contributions and matching contributions. If you choose option (b), you must at a minimum complete the top-heavy vesting schedule. Remember, if the eligibility requirements are more than one year, option (a) must be chosen.

Complete the Top Heavy Schedule based upon the following:

Years of Service
1
2 (not less than 20%)
3 (not less than 40%)
4 (not less than 60%)
5 (not less than 80%)
6 (not less than 100%)

Optional: Complete the Non Top Heavy Schedule based upon the following:

Years of Service                              or
1                                           1        0%
2                                           2        0
3 (not less than 20%)                       3        0
4 (not less than 40%                        4        0
5 (not less than 60%)                       5        100
6 (not less than 80%)
7 (not less than 100%)

5.04 Cash-Out Rule

If option (b) is chosen, the plan treats a 0% vested terminated participant has having received a distribution, allowing for forfeitures to be reallocated to active participants.

5.06 Years of Service

Choose what measuring  period the plan should use to determine  years of service
for  vesting,   employee's   anniversary   year  or  plan  year.   For  ease  of
administration choose option (a).

5.08 Prior Years of Service - Vesting

By choosing options (b) through (e) you (the employer) may exclude some prior years of service for purposes of vesting.

                                    Article 6

The employer must establish a specific distribution policy for the plan. Treas. Reg. 1.411(d)-4 prohibits the Employer, the advisory committee or any third party to retain discretion over when or in what form to pay the participant's benefit (Option Forms of Benefit). Under a restated plan, the elections under
Article VI, to the extent they differ from previous plan provisions regarding optional forms of benefit, may not eliminate an optional form of benefit with respect to the account balance accrued as of the date the Employer executes the restated adoption agreement (or, if later, the effective date of that restated adoption agreement). An optional form of benefit includes the form of payment (e.g., lump sum or installments), the timing of payment (e.g., immediately after separation from service, following a break in service, after attaining normal retirement age) and the medium of payment (e.g., right to elect distribution in Employer securities, right to elect distribution in the form of an annuity contract).

With this in mind, if you are restating an existing plan, pay close attention to the distribution features under that document and your administrative practice of distributions. In all cases, try to mirror or liberalize those distribution features when restating onto this document.

6.01 Distribution Date

A distribution date establishes a predetermined "target" date in a plan year when the plan will offer distributions. The actual distribution may occur later than a distribution date as long as the actual distribution is within an "administratively reasonable period of time" from the distribution date. A typical distribution date for money purchase plans would be 60 days after the plan year end.

Nonforfeitable Accrued Benefit Not Exceeding $3500.

When a separated participants vested balance does not exceed $3500, the plan allows the employer to separately establish the timing of these distributions, separate from the distribution dates. When you complete this section, you need to balance two concerns: 1) will the timing of the distribution cause the participant to consider it a "severance benefit" and therefore encourage separation from service and 2) the administrative concerns of carrying a non-active account in the plan. Usually an employer chooses Option (a) and writes in "the first distribution date" of the "first" plan year beginning after the Participant's separation from service.

Disability - The plan allows you (the employer) to establish a different target payout date for disability distributions in options (f) and (h). Usually an employer chooses Option (g).

Hardship - This option states whether or not the plan would allow a separated participant to receive a hardship distribution, prior to receiving a total distribution of his/her vested account balance.

Default on a Loan - This election does not create a loan policy. You (the employer) must elect the timing of the plan's foreclosure if a participant's loan were to be defaulted upon even if you do not intend to offer loans in your plan.

6.02 Method of Payment

Money purchase pension plans require payouts to be in the form of a commercial annuity unless properly waived. The employer may in options (b) and (c), if this is a new plan, limit the alternative method of payment. Caution: an employer cannot eliminate a prior method of payment by restating the plan onto this document.

6.03 Participant Elections after Separation from Service

You must choose when an employee who has separated from service, with a vested benefit greater than $3500, may elect to commence distributions. This election will be tied directly to the "distribution date" definition earlier.

Participant Elections Prior to Separation from Service

The following distribution elections apply to employer discretionary account regardless of vested account balances, prior to employment separation. If you prefer not to allow any distribution options from these accounts prior to separation, select option (d).

9.10 Value of Benefit

This option allows the employer to add interest to a participant's balance, if a distribution occurs more than 90 days after the most recent plan valuation. You do not have to provide an interest addition under this section and may complete option (a) with 0%.

10.14 Valuation of Trust

You may use this option to specify mandatory valuation dates, in addition to the accounting date. Normally, option (a) is chosen.

                    Instructions for Effective Date Addendum

You must complete the effective date addendum only if the effective dates of any of the listed items (a) through (j) have an effective date other than your restated effective date in adoption agreement section 1.18. Since some provisions in the Tax Reform Act of 1986 were not effective until 1988 or 1989 the few provisions (if any) that have later effective dates must specify when they are effective.

a. Compensation definition may not be later than the first day of your 1991 plan year.

b. Eligibility conditions may not be later than the first day of your 1989 plan year.

c. Suspension of years of service may not be earlier than the first day of your 1990 plan year.

d. Contribution/allocation formula may not be earlier than the first day of your 1989 plan year.

e. Reallocation of forfeitures may not be earlier than December 31, 1985.

f. Accrual requirements may not be earlier than the first day of your 1989 plan year.

g. Employment condition may not be earlier than the first day of your 1991 plan year.

h. Vesting schedule may not be later than the first day of your 1989 plan year.

i. Allocation of Earnings may not be earlier than the first day of the 1990 plan year.

Execution Page

The Employer must complete the date on which it executes the adoption agreement and must execute the signature for the Employer. The execution page provides two lines above the signature line to print or type the name of the Employer and the Employer's EIN. If the Employer is a sole proprietorship, the individual sole proprietor should execute as Employer. If the Employer is a corporation or a partnership, an officer or a partner, as applicable, should execute the adoption agreement on behalf of the Employer.

Trustee

If you selected option (a) of Section 1.02, then the employer will be the Trustee. An individual must sign as trustee for the employer. INVESCO Trust Company will then act as custodian.

If you choose to have INVESCO Trust Company act as "Trustee"  then option (b) of
Section 1.02 must be chosen. INVESCO does charge an annual fee for this service. INVESCO Trust Company will only serve as a non-discretionary trustee, this means that there is a person who is the "Named Fiduciary." The Named Fiduciary gives direction to a non-discretionary trustee, and the non-discretionary trustee accepts all directions from the Named Fiduciary. The Named Fiduciary is either the President of the Corporation, the managing partner of the partnership or the self-employed individual of a sole-proprietorship. The Named Fiduciary is responsible for selecting plan investment.

The execution page also includes a signature line for the Custodian, if any. Leave the Custodian lines blank if INVESCO Trust Company will act as custodian.

Plan number. This paragraph designates the number the Employer assigns to the plan for reporting (Form 5500) purposes. If this is the first plan the Employer ever maintained, the number must be 001. The Employer's plan number does not correspond to the 3- digit adoption agreement number specified at the top of the first page of the adoption agreement. Consult your Counsel if unsure what 3-digit plan number to use.

Instructions for the Participation Agreement

This adoption agreement includes a Participation Agreement under which a related group member of the signatory Employer to the execution page may participate in the same plan with that Employer. Each related group member wishing to become a participating Employer should execute a separate Participation Agreement. See
Section 1.30 of the Plan for the definition of related Employers.

Thus, it is possible to exclude the employees of related group members not participating in the plan. If an Employer is a member of a related group, it should consider whether the inclusion of other related group members' employees is necessary to satisfy the coverage requirements of Code ss.410(b) or the minimum participation requirement of Code ss.401(a)(26). If the Employer determines inclusion of the employees of a related group member is necessary to maintain qualification of the plan, the Employer may take one of two approaches:
(1) have the related group member execute a Participation Agreement; or (2) elect in Adoption Agreement Section 1.07 to include the employees of that related group member. Under approach (1), the participation of the related group member will result in the automatic inclusion of the employees of that related group member, without having to specify their inclusion in Adoption Agreement
Section 1.07. In addition, the related group member, under approach (1), has the authority to contribute to the plan and, in the event another participating related group member makes a contribution on behalf of that related group member's employees, the Participation Agreement will ensure the deductibility of that contribution (assuming the contribution does not exceed the deduction limits of Code ss.404). Additional instructions to the appropriate adoption agreement explain the effect on the allocation of Employer contributions when related group members maintain a single nonstandardized plan. Please contact us. Under approach (2), the plan will retain its qualified status, but contributions the Employer makes on behalf of a nonparticipating related group member's employees may not be deductible (even if otherwise within the limitations of Code ss.404), resulting in an excise tax to the contributing Employer.

Unrelated Employers. The Master Plan does not allow the participation in a single plan of unrelated Employers (i.e., Employers that do not satisfy the related group definition in Section 1.30 of the Plan).












legal\adop-agr\nsmpaa.002